[Logo of CBRL Group, Inc.]                                   POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
                                                              PHONE 615.443.9869
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CRBRL GROUP, INC.
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                                                         Contact:  Julie Davis
                                                         Communications Director
                                                         615-443-9266

                     CBRL GROUP NAMES SHOAF GENERAL COUNSEL

LEBANON, Tenn. (April 6, 2005) - CBRL Group, Inc. (Nasdaq: CBRL) today announced that its Board of Directors has elected N.B. Forrest Shoaf as Senior Vice President, Secretary and General Counsel. Shoaf has worked in the investment banking industry since 1996, most recently as a Managing Director of Investment Banking for Avondale Partners, LLC, headquartered in Nashville, Tennessee. He was formerly a Managing Director of J.C. Bradford's Corporate Finance Department from 1996-2000 and a Managing Director in Morgan Keegan's investment banking group and head of its Nashville Corporate Finance Office from 2000-2002. Prior to his investment banking career, Shoaf was in private practice of law, concentrating on corporate finance, as a partner with Bass, Berry and Sims. He served twelve years in the United States Army as an infantry officer, resigning his commission as a major. Shoaf received his undergraduate degree from West Point and his law degree from Harvard Law School.

   Commenting on the news, Michael A. Woodhouse, Chairman, President and Chief Executive Officer of CBRL Group, Inc. said, "We are very pleased to have an opportunity to add Forrest to our management team. His strong background in corporate law includes significant experience working with clients in our industry, and he is very familiar with CBRL Group."

   Shoaf replaces James F. Blackstock, who resigned his position effective April 5, 2005 and had served as CBRL's general counsel since 1996, and who has agreed to remain with the Company as a consultant through September 2005. Woodhouse commented, "We greatly appreciate Jim's contributions over the years as our general counsel and for his agreement to remain as an in-house consultant in the coming months. We also wish him well in his future endeavors."

   Headquartered in Lebanon, Tennessee, CBRL Group, Inc., through its subsidiaries, presently operates 519 Cracker Barrel Old Country Store(R) restaurants and gift shops located in 41 states and 123 company-operated and 22 franchised Logan's Roadhouse(R) restaurants in 18 states.

   Except for specific historical information, the matters discussed in this press release are forward-looking statements that involve risks, uncertainties and other factors that may cause actual results and performance of CBRL Group, Inc. to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "assumptions", "target", "guidance", "plans", "projection", "may", "will", "would", "expect", "intend", "estimate", "anticipate", "believe", "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which will affect actual results include,


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CBRL Group Names Shoaf General Counsel
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April 6, 2002
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but are not limited to: the effects of uncertain consumer  confidence or general or regional economic weakness on sales and customer travel activity; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise; the availability and cost of acceptable sites for development and the Company's ability to identify such sites; commodity, workers' compensation, group health and utility price changes; consumer behavior based on concerns over nutritional or safety aspects of the Company's products or restaurant food in general; competitive marketing and operational initiatives; the effects of plans intended to improve operational execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting accounting, tax, wage and hour matters, health and
safety,  pensions,   insurance  or  other  undeterminable  areas;  practical  or psychological effects of terrorist acts or war and military or government responses; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; increases in construction costs; the ability of and cost to the Company to recruit, train, and retain qualified restaurant hourly and management employees; disruptions to the company's restaurant or retail supply chain; changes in foreign exchange rates affecting the Company's future retail inventory purchases; the actual results of pending or threatened litigation or governmental investigations; the costs and effects of negative publicity associated with Company operations or political or charitable activities; changes in accounting principles generally accepted in the United States of America or changes in capital market conditions that could affect valuations of restaurant companies in general or the Company's goodwill in particular; changes in interest rates affecting the Company's financing costs; and other factors described from time to time in the Company's filings with the SEC, press releases, and other communications.

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